Below is the text of a sample of the Stock Certificate for Vontobel Eastern European Equity Fund Series of The World Funds, Inc.



CAPITAL STOCK OF                                  CUSIP

                      THE WORLD FUNDS, INC.
              VONTOBEL EASTERN EUROPEAN EQUITY FUND

      INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND




                       This Certifies that





                         is the owner of




   FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01
               EACH OF THE CAPITAL STOCK OF

 THE WORLD FUNDS, INC.     VONTOBEL EASTERN EUROPEAN EQUITY FUND


(hereinafter called the "Corporation") transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate property endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and the bylaws of the Corporation and all amendments thereto, to all of which the holder by acceptance hereof assents.
     This certificate is not valid until countersigned by the Transfer Agent.
     Witness the facsimile signatures off the duly authorized officers of the Corporation


Dated                      Attest                     By



                              Secretary             Chairman